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                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference, in the Registration Statements (Forms S-8 No. 333-45669 and No. 333-47573), of our report dated February 26, 1998 with respect to the financial statements and schedules of Global TeleSytems Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                             Ernst & Young LLP

Vienna, Virginia
March 25, 1998